EXHIBIT 23.1

CONSENT OF BDO SEIDMAN LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-91325, 333-37706, 333-52778, 333-71226 and 333-90132) of Vitria Technology, Inc. of our report dated February 11, 2005, relating to the consolidated financial statements and schedule, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/ BDO Seidman, LLP

San Francisco, California
March 30, 2005